QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-83606) of Price Legacy Corporation and in the related Prospectus; and the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-69670 and 333-68597) pertaining to The Price Enterprises, Inc. 2001 Stock Option and Incentive Plan and The 1998 Stock Option Plan of Excel Legacy Corporation of our report dated January 19, 2001 (except for Note 13, as to which the date is January 26, 2001), with respect to the December 31, 2000 consolidated financial statements and schedules of Price Enterprises, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                      ERNST & YOUNG LLP

San Diego, California
March 21, 2003

QuickLinks

  EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS